UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 27, 2006

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 18, 2005, IA Global, Inc. (the “Company”) announced that it had sold IA Global Acquisition Co. (“Acquisition Co.”) to Ominira Networks LLC (“Ominira”) for a Senior Secured Promissory Note (the “Promissory Note”) in the principal amount of $620,000. The Promissory Note was subsequently amended on November 4, 2005, December 5, 2005 and January 6, 2005, in each case to extend the repayment schedule.

On February 1, 2006, the Company disclosed that Ominira had failed to pay the amounts due under the Promissory Note and, accordingly, the Company had declared all principal, interest and other amounts due immediately. On March 15, 2006, the Company disclosed that the Board of Directors approved a $200,000 - $300,000 impairment of the Promissory Note as of December 31, 2005. The Company considers this impairment appropriate based on the lack of payments by Ominira to date.

On March 27, 2006, the Company and Ominira entered into Amendment No. 4 to the Promissory Note. As amended, the Promissory Note is due in installments from March 2006 to June 2007 and the Company received as additional collateral twenty one shares of Innovative Computing Group, Inc. (“ICG”), a privately -owned company affiliated with Ominira. The ICG shares are to be released as Ominira makes the required payments under the amended Promissory Note and are valued at $30,000 per share for such purpose. A copy of Amendment 4 to the Promissory Note is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Amendment 4 to Senior Secured Promissory Note dated March 27, 2006 between IA Global, Inc., IA Global Acquisition Co. and Ominira Networks LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: March 31, 2006

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer